Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of Freehold Properties, Inc. (the “Company”) of our report dated February 8, 2021, with respect to our audit of the consolidated financial statements of Freehold Properties, Inc. for the year ended December 31, 2020 which is included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Chicago, IL

December 9, 2021